                                                               FILE NO. 33-65135
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED SEPTEMBER 1, 1995)
               (TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 1, 1995)

                                     PROSPECTUS NUMBER: 1328
                                     DATED: FEBRUARY 28, 1996


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



BASE RATE:                T-Bills


INDEX MATURITY:           Ninety days


TRADE DATE:               February 28, 1996


SETTLEMENT DATE:          March 4, 1996


MATURITY DATE:            March 4, 1998


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   0.350%
                          (plus thirty five bps)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Weekly


INTEREST PAYMENT DATES:   The 4th day of March, June, September, and December, commencing
                          June 4,1996, through the Maturity Date; subject to following business day convention.


INITIAL INTEREST RATE:    5.34%


FORM                      Book-entry






     Additional Information. The first paragraph of the section "Incorporation of Certain Documents by Reference" contained in the attached Prospectus, dated September 1, 1995, is hereby updated to specifically include reference to the Current Reports of Merrill Lynch & Co. on Form 8-K dated September 19, 1995, October 17, 1995, November 2, 1995, and November 27, 1995 filed pursuant to
Section 13 of the Securities and Exchange Act of 1934 which are incorporated by reference into such Prospectus. In addition, the amount of securities that the Company intents to sell from time to time specified on the first page of such Prospectus has been updated to equal $8,741,425,546 aggregate principal amount of Debt Securities (or proceeds in the case of warrants and in the case of securities issue at an original issue discount).